Exhibit 99.9

PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDEDÿ

GREEN BUS LINES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all previous proxies, hereby appoints Jerome Cooper and Douglas Cooper proxies with power of substitution to each, for and in the name of the undersigned to vote all of the shares of Common Stock of Green Bus Lines, Inc. (the “Company”), held of record by the undersigned on                          , 2006, which the undersigned would be entitled to vote present at the Special Meeting of Shareholders of the Company to be held on                              , 2006 at               a.m. at the                                                                                                               , and any adjournments thereof, upon the matters set forth in the Notice of Special Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND FOR PROPOSAL 2.

(Continued and to be signed on the reverse side)

PROXY

SPECIAL MEETING OF SHAREHOLDERS OF

GREEN BUS LINES, INC.

                                , 2006

PLEASE VOTE TODAY!

SEE REVERSE

SIDE FOR THREE EASY WAYS TO VOTE.ÿ

PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDEDÿ

PLEASE MARK YOUR

VOTE IN BLUE OR BLACK

INK AS SHOWN HERE Ð

1. Approval and adoption of the Agreement and Plan of Merger and approval of the merger of Green Bus Line, Inc. with and into Green Acquisition, Inc.
2. Transactions of such other business as may properly come before the Meeting and any adjournment or postponement thereof.
The undersigned acknowledges receipt of the Notice of Special Meeting, Proxy Statement and the GTJ REIT, Inc. Registration Statement on Form S-4.
Date , 2006
Signature of Shareholder
Signature of Shareholder

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

FOR AGAINST ABSTAIN
FOR AGAINST ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 and 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may note be submitted via this method

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Green Bus Lines, Inc. common stock for the 2006 Special Meeting of Shareholders.

YOU CAN VOTE TODAY IN ONE OF THREE WAYS:

1. Vote by Telephone—Please call toll-free at 1-866-853-9739 on a touch-tone telephone and follow the simple recorded instructions. Your vote will be confirmed and cast as you directed. (Toll-free telephone voting is available for residents of the U.S. and Canada only. If outside the U.S. or Canada, call 1-215-000-0000.)

OR

2. Vote by Internet—Please access https://www.proxyvotenow.com/bus and follow the simple instructions on the screen. Please note you must type an “s” after http.

You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had executed a WHITE proxy card.

OR

3. Vote by Mail—If you do not have access to a touch-tone telephone or to the Internet, please complete, sign, date and return the WHITE proxy card in the envelope provided to: Green Bus Lines, Inc., c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5154, New York, NY 10126-2375.

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